Exhibit 3.1

                             Amendment No. 4 to the
                 Amended and Restated Limited Liability Company
                     Operating Agreement of DIV Holding LLC


          This Amendment No. 4 (this "AMENDMENT") to the Amended and Restated Limited Liability Company Operating Agreement of DIV Holding LLC, a Delaware limited liability company (the "COMPANY"), is entered into as of July 17, 2006 by and between The Veritas Capital Fund II, L.P., a Delaware limited partnership ("VERITAS"), and the Person listed as an Additional Class B Member on the Additional Class B Member Signature Page hereof (the "ADDITIONAL CLASS B MEMBER").

          WHEREAS, the Company was formed pursuant to that certain Limited Liability Company Operating Agreement dated as of February 11, 2005 among Veritas and the other Persons listed as Class A Members named therein, as amended by that certain Amended and Restated Limited Liability Company Operating Agreement dated as of April 28, 2005 among Veritas and the other Persons listed as Class A Members named therein, as further amended by that certain Amendment No. 1 to the Amended and Restated Limited Liability Company Operating Agreement dated as of November 22, 2005 among Veritas and the other Persons listed as Class A Members and Class B Members named therein, as further amended by that certain Amendment No. 2 to the Amended and Restated Limited Liability Company Operating Agreement dated as of March 14, 2006 among Veritas and the Persons listed as Additional Class B Members named therein, and as further amended by that certain Amendment No. 3 to the Amended and Restated Limited Liability Company Operating Agreement dated as of June 2, 2006 between Veritas and the Person listed as an Additional Class B Member named therein (collectively, the "OPERATING AGREEMENT"); and

          WHEREAS, Veritas desires to increase the Class B Percentage Interest of the Additional Class B Member by the amount set forth on the Additional Class B Member Signature Page (the "INCREASED CLASS B PERCENTAGE INTEREST AMOUNT");

          NOW, THEREFORE, in consideration of the mutual agreements made herein, Veritas and the Additional Class B Member hereby agree to amend the Operating Agreement as follows:

          1. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Operating Agreement.

          2. Effective as of the date hereof, the Class B Percentage Interest of the Additional Class B Member is increased by the Increased Class B Percentage Interest Amount.

          3. SCHEDULE B to the Operating Agreement is hereby amended in the form annexed hereto to reflect the names, addresses, Capital Contributions and Class B Percentage Interests of the Class B Members after the increase of the Class B Percentage Interest of the Additional Class B Member by the Increased Class B Percentage Interest Amount and the reduction of the Class B Percentage Interest of a Class B Member.

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          4. All other terms of the Operating Agreement shall remain in full force and effect and by his execution of this Amendment, the Additional Class B Member makes the representations and warranties set forth in Section 5.2 of the Operating Agreement and agrees to be bound by all of the terms and conditions of the Operating Agreement applicable to the Members.

          5. This Amendment may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

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



          IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.


                                    THE VERITAS CAPITAL FUND II, L.P.


                                    By: /s/ Robert B. McKeon
                                        --------------------
                                        Authorized Signatory

      Amendment No. 4 to the Amended and Restated Limited Liability Company
                     Operating Agreement of DIV Holding LLC

                    Additional Class B Member Signature Page

                        ---------------------------------






                                    Herbert J. Lanese
                                    -----------------
                                    Name of Additional Class B Member

                                    Increase to Class B Percentage
                                    Interest:  1.6%
                                               ----


                                    /s/ Herbert J. Lanese
                                    ---------------------
                                    Signature














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